Name of Registrant:		Seasons Series Trust
Name of Portfolio:		Mid Cap Value
Name of Sub Advisor		Goldman Sachs Asset Management, LP

Name of Issuer  		Hartford Financial Services Group

Title of Security		Hartford Financial Services Group


Date of First Offering		03/17/10

Amount of Total Offering		 52,252,252

Unit Price		$27.75

Underwriting Spread or Commission		$0.888

Number of Shares Purchased 		2,850

Dollar Amount of Purchases		$79,087.50

Years of Continuous Operation		3+

Percentage of Offering Purchased		0.0055%
by Portfolio

Percentage of Portfolio assets                  0.1581%
applied to purchases

Percentage of offering purchased		1.9083%
by the other Portfolios


Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased		JP Morgan

Underwriting Syndicate Members		Goldman Sachs & Co.
					Barclays Bank PLC
					Wells Fargo Securities
					SunTrust Robinson Humphrey
					BNY Mellon Capital Markets, LLC
					Citigroup Global Markets, Inc.
					Credit Suisse Securities (USA)LLC
					Morgan Stanley Co., Inc.
					Piper Jaffrey
					UBS Investment Bank
					BofA Merrill Lynch
					JP Morgan
					Deutsche Bank Securities, Inc.






Name of Registrant:		Seasons Series Trust
Name of Portfolio:		Mid Cap Value
Name of Sub Advisor		Goldman Sachs Asset Management, LP

Name of Issuer  		Genworth Financial, Inc.

Title of Security		Genworth Financial, Inc.


Date of First Offering		09/15/2009

Amount of Total Offering		48,000,000

Unit Price		$11.75

Underwriting Spread or Commission		$0.4771

Number of Shares Purchased 		5,950

Dollar Amount of Purchases		$69,912.50

Years of Continuous Operation		3+

Percentage of Offering Purchased		0.0124%
by Portfolio

Percentage of Portfolio assets                  0.1462%
applied to purchases

Percentage of offering purchased		2.0709%
by the other Portfolios



Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased
Securities	                        Merrill Lynch


Underwriting Syndicate Members
				Goldman Sachs
				Deutsche Bank Securities, Inc.
				Dowling & Partners Securities LLC
				Banc of America NA
				JP Morgan Securities, Inc.
				Merrill Lynch Pierce Fenner &
				   Smith, Inc.